Exhibit 99.1
Investor Contact: Valda Colbart, 419-784-2759, rfcinv@rurban.net
Rurban Financial Corp. Receives Regulatory Approval for RDSI to Acquire
Diverse Computer Marketers
Defiance, Ohio – August 14, 2006 – Rurban Financial Corp. (Nasdaq: RBNF), a leading provider of full-service community banking, investment management, trust services and bank data processing, today announced that its bank data processing subsidiary, Rurbanc Data Services, Inc. (RDSI), has received Regulatory approval to acquire Diverse Computer Marketers, headquartered in Lansing, Michigan, and a related company, DCM Indiana, located in Indianapolis, Indiana (jointly “DCM”). The acquisition is expected to close during the third quarter of 2006.
“We are pleased to welcome DCM to our growing Rurban family. This acquisition is a unique opportunity for RDSI, our data processing subsidiary, to accelerate its growth in Michigan, Indiana, and Illinois” commented Ken Joyce, President and Chief Executive Officer of Rurban Financial Corp. Mr. Joyce continued, “We also welcome Bill Brandt who will serve as President of DCM upon closing of the acquisition transaction. Bill has over 27 years of experience in the technology industry and we feel he will be a valuable addition to RDSI’s Executive Team. Our entire company will work with Bill Brandt, the DCM Executive Team including Lance Thompson, Bob Church and the DCM staff to ensure that DCM’s client banks experience a smooth transition.”
Pursuant to the terms of the acquisition agreement, RDSI will pay a total of $7.0 million at closing. An additional $250,000 is payable to the DCM owners contingent upon the continuation of profitable growth over the first year of combined operations. The deal is structured as a stock purchase and the entire consideration will be paid in cash. No additional stock will be issued by Rurban to fund the transaction. The acquisition is expected to be accretive to earnings within the first twelve months of the closing date.
DCM provides check processing services to forty-eight financial institutions in Michigan, Indiana, Illinois, and Ohio and has annual revenues of approximately $4.0 million for its item processing business. RDSI provides data processing services to community banks in Arkansas, Illinois, Indiana, Ohio, Michigan and Missouri. Upon completion of the acquisition, DCM will operate as a subsidiary of RDSI.
About Rurban Financial Corp.
Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio. Rurban’s wholly-owned subsidiaries are The State Bank and Trust Company, The Exchange Bank, Reliance Financial Services, N.A., Rurbanc Data Services, Inc. (RDSI) and RFCBC, Inc. The two community banks, State Bank and Exchange Bank, offer a full range of financial services through 19 offices in Allen, Defiance, Fulton, Lucas, Paulding and Wood Counties, Ohio and Allen County, Indiana. Reliance Financial Services offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI provides data processing services to community banks in Arkansas, Illinois, Indiana, Ohio, Michigan and Missouri. Rurban’s common stock is quoted on the Nasdaq Global Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 5,027,433 shares outstanding. The Company’s website is http://www.rurbanfinancial.net.

Forward-Looking Statements
Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.
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